Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE

              NORDSON CORPORATION ANNOUNCES FIRST QUARTER EARNINGS;
                    EARNINGS PER SHARE INCREASE BY 21 PERCENT

o First quarter 2006 represents records for sales, earnings and earnings per share

o    Sales volume increased 24 percent in Advanced Technology Systems segment

o Asia Pacific and United States sales volumes increased 14 percent and 10 percent, respectively

WESTLAKE, Ohio - February 27, 2006 - Nordson Corporation (Nasdaq:NDSN) today announced record sales and earnings for the first quarter, which ended January 31, 2006. On a diluted basis, earnings per share for the quarter were $.47 compared with $.39 for the same period of 2005, a 21 percent increase.

Included in first quarter operating expenses was a $982,000 charge, or $.02 per share, related to the adoption of new accounting guidelines for the expensing of stock options. In addition, charges related to the restructuring of the Finishing and Coating Systems segment amounted to $1.2 million, or $.02 per share.

Worldwide sales for the first quarter of 2006 were $197.5 million, a 4 percent increase compared with sales of $190.2 million for the same period of 2005. Volume gains of 7 percent were offset by unfavorable currency effects of 3 percent.

First quarter sales volume for the company's Advanced Technology Systems segment grew by 24 percent over the prior year period while the Adhesive Dispensing and Nonwoven Fiber Systems segment increased volume by 3 percent. Sales volume for the Finishing and Coating Systems segment was approximately equal to one year ago.

On a geographic basis, sales volume for the first quarter was up 10 percent in the United States, 5 percent in the Americas and 6 percent in Europe. Volume was up 14 percent in the Asia Pacific region and down 4 percent in Japan.

                                    - more -

Nordson Corporation Announces First Quarter Earnings
February 27, 2006
Page 2 of 5

Backlog at the end of the first quarter was approximately $100 million, up more than $20 million since the beginning of the fiscal year, calculated at actual exchange rates.

"Our Advanced Technology Systems segment continues to generate exceptional results, with sales volume growth in the first quarter being broadly distributed across all businesses within this segment," said Edward P. Campbell, chairman and chief executive officer.

"We are encouraged by the improving business environment in our Adhesive Dispensing segment. When excluding the Fiber Systems business, sales volume for the segment was up 5 percent, which was driven by improvement in our Packaging Systems business in the United States and Europe," Campbell said. "In addition, higher gross margins within the Adhesive Dispensing segment contributed to improved overall operating margins, with the operating profit rate for the quarter reaching 14.3 percent compared to 12.5 percent a year ago."

Nordson will broadcast its first quarter conference call on the investor relations page of its Web site, www.nordson.com, on Tuesday, February 28, 2006 at 8:30 a.m. EST. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson's investor relations and shareholder services is available from Barbara Price, manager of shareholder relations, by calling (440) 414-5344.

Except for historical information and comparisons contained herein, statements included in this release may constitute "forward-looking statements," as defined by The Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, as discussed in the company's filings with the Securities and Exchange Commission that could cause actual results to differ.

A summary of sales, income and earnings is presented in the attached tables.

                                    - more -

Nordson Corporation Announces First Quarter Earnings
February 27, 2006
Page 3 of 5

Nordson Corporation is one of the world's leading producers of precision dispensing equipment that applies adhesives, sealants and coatings to a broad range of consumer and industrial products during manufacturing operations. The company also manufactures technology-based systems for curing and surface treatment processes. Headquartered in Westlake, Ohio, Nordson has more than 3,600 employees worldwide, and direct operations and sales support offices in 30 countries.

                                      # # #

Contact:    Derrick Johnson, Director, Corporate Communications
Phone:      (440) 414-5639
E-mail:     djohnson@nordson.com

                               NORDSON CORPORATION
                               -------------------
                              FINANCIAL HIGHLIGHTS
               (Dollars in thousands except for per-share amounts)

FIRST QUARTER PERIOD
Period ending January 31, 2006
(Unaudited)

CONSOLIDATED STATEMENT OF INCOME
--------------------------------

                                                           First Quarter
                                                     -------------------------
                                                          2006            2005
                                                     -----------   -----------
Net sales                                            $   197,452   $   190,166
Cost of sales                                             83,654        83,625
Selling and administrative expenses                       85,601        82,791
                                                     -----------   -----------
Operating profit                                          28,197        23,750

Interest expense - net                                    (3,279)       (2,950)
Other income - net                                          (707)          483
                                                     -----------   -----------
Income before income taxes                                24,211        21,283
Income taxes                                               8,144         6,917
                                                     -----------   -----------
Net income                                           $    16,067   $    14,366
                                                     ===========   ===========

Return on sales                                                8%            8%
Return on average shareholders' equity                        19%           14%

Per share data

Average common shares outstanding (000's)                 33,002        36,226
Average common shares and
 common share equivalents (000's)                         33,847        37,200

Per share:

Basic earnings                                       $       .49   $       .40
Diluted earnings                                     $       .47   $       .39

Dividends paid                                       $      .165   $       .16

CONSOLIDATED BALANCE SHEET
--------------------------

                                                     January 31,   October 30,
                                                         2006          2005
                                                     -----------   -----------

Cash and marketable securities                       $    17,981   $    11,484
Receivables                                              151,539       181,660
Inventories                                               92,936        81,868
Other current assets                                      37,865        36,704
                                                     -----------   -----------
     Total current assets                                300,321       311,716

Property, plant and equipment - net                      111,263       110,531
Other assets                                             365,397       366,279
                                                     -----------   -----------
                                                     $   776,981   $   788,526
                                                     ===========   ===========
Notes payable and debt due within one year           $    59,891   $    72,079
Accounts payable and accrued liabilities                 152,403       177,995
                                                     -----------   -----------
     Total current liabilities                           212,294       250,074

Long-term debt                                           101,420       101,420
Other liabilities                                        102,039       106,120
Total shareholders' equity                               361,228       330,912
                                                     -----------   -----------
                                                     $   776,981   $   788,526
                                                     ===========   ===========
Other information:

Employees                                                  3,665         3,653

Common shares outstanding (000's)                         33,467        32,911

                               NORDSON CORPORATION
                               -------------------
                              FINANCIAL HIGHLIGHTS
                             (Dollars in thousands)

FIRST QUARTER PERIOD
Period ending January 31, 2006
(Unaudited)

                                                            First Quarter                  % Growth over 2005
                                                     -------------------------   ---------------------------------------
SALES BY BUSINESS SEGMENT                                2006          2005        Volume        Currency       Total
--------------------------------------------------   -----------   -----------   -----------   -----------   -----------
Adhesive dispensing & nonwoven fiber systems         $   113,548   $   114,962           3.1%         -4.3%         -1.2%
Finishing & coating systems                               32,150        33,130          -0.4%         -2.6%         -3.0%
Advanced technology systems                               51,754        42,074          24.3%         -1.3%         23.0%
                                                     -----------   -----------
Total sales by business segment                      $   197,452   $   190,166           7.2%         -3.4%          3.8%
                                                     ===========   ===========   ===========   ===========   ===========

                                                            First Quarter
                                                     -------------------------

OPERATING PROFIT BY BUSINESS SEGMENT                     2006         2005
--------------------------------------------------   -----------   -----------
Adhesive dispensing & nonwoven fiber systems         $    21,554   $    18,343
Finishing & coating systems                                 (886)          619
Advanced technology systems                                11,154        6,938
Corporate                                                 (3,625)       (2,150)
                                                     -----------   -----------
Total operating profit by business segment           $    28,197   $    23,750
                                                     ===========   ===========

                                                            First Quarter                  % Growth over 2005
                                                     -------------------------   ---------------------------------------
SALES BY GEOGRAPHIC REGION                               2006          2005        Volume        Currency       Total
--------------------------------------------------   -----------   -----------   -----------   -----------   -----------
United States                                        $    66,218   $    60,285           9.8%          0.0%          9.8%
Americas                                                  15,713        14,554           5.3%          2.7%          8.0%
Europe                                                    70,220        70,828           6.3%         -7.2%         -0.9%
Japan                                                     18,819        21,469          -3.7%         -8.6%        -12.3%
Asia Pacific                                              26,482        23,030          14.2%          0.8%         15.0%
                                                     -----------   -----------
Total sales by geographic region                     $   197,452   $   190,166           7.2%         -3.4%          3.8%
                                                     ===========   ===========   ===========   ===========   ===========

                                                            First Quarter
                                                     -------------------------
SELECTED SUPPLEMENTAL INFORMATION                        2006          2005
--------------------------------------------------   -----------   -----------

Depreciation and amortization                        $     6,062   $     6,387
Capital expenditures                                 $     4,531   $     3,136
Dividends paid                                       $     5,455   $     5,800